UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 31, 2020

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33145	36-2257936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Colorado Boulevard, Denton, Texas		76210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (940) 898-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SBH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Sally Beauty Holdings, Inc. (the “Company”) has appointed Ms. Marlo Cormier, age 49, as Senior Vice President - Finance & Chief Accounting Officer of the Company.  Ms. Cormier previously served as the Senior Vice President, Corporate Finance & Chief Accounting Officer of Fossil Group, Inc., a position she has held since 2013.   Prior to her role at Fossil Group, Ms. Cormier served as the Vice President & Chief Accounting Officer of Callaway Golf.

The Compensation Committee of the Board has approved an annual base salary for Ms. Cormier of $430,000 and a sign-on bonus of $165,000, which sign-on bonus is subject to repayment if Ms. Cormier resigns or is terminated for cause within the first twelve months of her employment, 50% within months 13-18 and 25% within months 19-24.  Ms. Cormier’s target annual bonus under the Company’s Annual Incentive Plan will be 60% of her base salary, with the amount of such bonus to be determined based on the achievement of performance metrics approved by the Compensation Committee for fiscal year 2020, and her bonus for fiscal year 2020 will be prorated based on her first day of employment.  Ms. Cormier’s recommended equity grant target value for fiscal year 2021 will be $350,000. In addition, Ms. Cormier will receive a sign-on equity award comprised of a time-based restricted stock award worth $200,000. Ms. Cormier also will enter into the Company’s standard form of change-in-control severance agreement for executive officers, which provides for, among other benefits, (a) a lump sum payment upon a qualifying termination of employment following certain change-in-control transactions, in the amount of 1.99 times her annual base salary plus 1.99 times her average bonus over the previous five fiscal years of the Company, and (b) for a period of 24 months following such termination, the continuation of all policies of medical, accident, disability and life insurance with respect to Ms. Cormier and her dependents with the same level of coverage as provided by the Company prior to such termination, subject to certain other terms and conditions.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Ms. Cormier and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Ms. Cormier and the Company that would be required to be reported.

A copy of the press release announcing Ms. Cormier’s appointment as Senior Vice President - Finance & Chief Accounting Officer of the Company is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01   Financial Statement and Exhibits

(d)

Exhibit	Description

99.1	Press release announcing the appointment of an Officer of Sally Beauty Holdings, Inc. on March 31, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

Date: March 31, 2020	/s/ Christian A. Brickman
Christian A. Brickman
Director, President and Chief Executive Officer